Exhibit 99.1

Planar Announces Fiscal Fourth Quarter and Full Year 2012 Financial Results

Company reports record quarterly Digital Signage product sales and Cash increase to $17.8 million

BEAVERTON, Ore. – November 20, 2012 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $41.4 million and GAAP loss per share of $0.23 in its fourth fiscal quarter ended September 28, 2012. On a Non-GAAP basis (see reconciliation table), loss per share was $0.10 in the fourth quarter of fiscal 2012. Sales for fiscal year 2012 were $171.4 million and GAAP loss per share was $0.81. On a Non-GAAP basis loss per share was $0.40 in fiscal 2012.

“While sales and earnings in the fourth quarter were below our expectations, I am pleased that we did a good job managing working capital, resulting in an increase to our cash position,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “In addition, the fourth quarter represented our highest quarter ever for sales of digital signage products. While we are pleased with the progress in growing our digital signage product revenues, we did take some additional actions to reduce our expense levels as we enter our new fiscal year as our commercial and industrial product revenues have declined faster than we had anticipated.”

FOURTH QUARTER BUSINESS SUMMARY

•	Began shipping Planar® Mosaic™, a unique and versatile digital signage architectural design focused, video wall solution targeting the large and growing global wall covering market

•

Began shipping the Planar® UltraLux™ Series, a family of 70” and 80” LCD displays that feature a unique industrial design and forward-thinking engineering which bring current consumer electronics styling to the commercial digital signage market

•

Announced the Planar® Helium™ Series, a family of multi-touch desktop monitors designed to bring the touch experience alive when paired with a Microsoft® Windows® 8 device such as an Ultrabook™, tablet or desktop PC

FOURTH QUARTER FISCAL 2012 RESULTS

The Company’s total revenues decreased 7 percent compared to the third quarter of fiscal 2012 and declined 19 percent compared to the fourth quarter of fiscal 2011. Geographic results (in terms of quarterly revenue compared with the fourth quarter of fiscal 2011) decreased in all three Geographic regions, with the Americas decreasing 20 percent, Asia Pacific decreasing 17 percent, and Europe, the Middle East and Africa (EMEA) decreasing 17 percent. Sales of Digital Signage products totaled $13.6 million in the fourth quarter of 2012, a 20 percent increase from the same period a year ago. This increase was driven by higher sales of tiled LCD systems and signage monitors, which increased 18 percent and 57 percent respectively compared with the same period a year ago. In addition, sales of digital signage products increased in all three Geographic regions compared with the same period last year. Sales of Commercial and Industrial (C&I) products declined 30 percent to $27.8 million compared with the same quarter a year ago. This decrease was primarily driven by lower sales of Electroluminescent (EL) displays, rear-projection cubes, desktop monitors, and high-end home products, partially offset by increased sales of touch monitors which grew 42 percent compared to the same period a year ago.

The Company’s consolidated gross profit margin (on a Non-GAAP basis) was 17.3 percent in the fourth quarter of 2012, down from 26.8 percent in the fourth quarter of 2011 (see reconciliation table). The decrease in gross profit margin, as a percent of sales, from the previous year was primarily due to the under-absorption of expenses in certain production areas with a relatively higher fixed cost basis, such as EL production facilities, and an unfavorable product mix with a smaller proportion of total revenue derived from sales of relatively higher margin products such as rear-projection cubes.

Total operating expenses (on a Non-GAAP basis) for the fourth quarter of 2012 decreased $2.9 million, or 21 percent, to $10.5 million compared with the same quarter a year ago, as expenses declined in all functions as a result of cost reduction measures implemented earlier in fiscal 2012, partially offset by increased project related expenses in research and development.

The Company’s cash balance increased $1.6 million sequentially to $17.8 million at the end of the fourth quarter compared to the end of the third quarter of fiscal 2012. The increase in cash was primarily caused by a reduction in inventory and accounts receivable, which was partially offset by a reduction in accounts payable and the loss incurred.

BUSINESS OUTLOOK

Looking forward, the Company remains committed to transforming its business to be more focused on markets that are growing, like digital signage, and becoming profitable, including pursuing further actions intended to more rapidly effect the Company’s strategic transformation and drive higher levels of shareholder value. In the near term, for the first quarter of fiscal 2013, the Company expects continued revenue growth in sales of digital signage products both compared to the first quarter of last year and the fourth quarter of 2012. As a result, the Company currently anticipates revenue in the range of $44 to $48 million and a Non-GAAP loss of $0.05 to a Non-GAAP profit of $0.01 in the first quarter of 2013.

Results of operations and the business outlook will be discussed in a conference call today, November 20, 2012, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until December 20, 2012. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in digital display technology providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue and revenue growth, gross profit levels and gross profit rates, and operating expense levels for the first quarter of fiscal 2013, and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters like the recent earthquakes and tsunami in Japan; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	Sept. 28, 2012	Sept. 30, 2011	Sept. 28, 2012	Sept. 30, 2011
Sales	$41,400	$51,125	171,354	$186,504
Cost of Sales	34,291	37,453	136,718	134,365

Gross Profit	7,109	13,672	34,636	52,139
Operating Expenses:
Research and development, net	2,787	2,780	10,592	10,748
Sales and marketing	5,180	7,040	24,842	25,929
General and administrative	3,040	4,197	13,987	16,836
Amortization of intangible assets	171	456	696	1,992
Impairment and restructuring charges	404	1,060	922	1,060

Total Operating Expenses	11,582	15,533	51,039	56,565
Income (Loss) from operations	(4,473)	(1,861)	(16,403)	(4,426)
Non-operating income (expense):
Interest, net	(22)	(1)	(15)	22
Foreign exchange, net	(44)	496	479	(334)
Other, net	49	(92)	499	130

Net non-operating income (expense)	(17)	403	963	(182)
Income (loss) before taxes	(4,490)	(1,458)	(15,440)	(4,608)
Provision (benefit) for income taxes	138	(48)	742	98

Net Income (loss)	$(4,628)	$(1,410)	$(16,182)	$(4,706)

Net Income (loss) per share - basic	$(0.23)	$(0.07)	$(0.81)	$(0.24)
Net Income (loss) per share - diluted	$(0.23)	$(0.07)	$(0.81)	$(0.24)
Weighted average shares outstanding - basic	20,258	19,594	20,083	19,419
Weighted average shares outstanding - diluted	20,258	19,594	20,083	19,419

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Sept. 28, 2012	Sept. 30, 2011
ASSETS
Cash	$17,768	$22,231
Accounts receivable, net	18,604	25,881
Inventories	31,984	42,967
Other current assets	2,829	4,587

Total current assets	71,185	95,666
Property, plant and equipment, net	3,554	4,265
Intangible assets, net	565	1,261
Other assets	6,580	4,110

	$81,884	$105,302

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	11,686	15,549
Current portion of capital leases	449	—
Deferred revenue	1,659	2,339
Other current liabilities	15,915	18,485

Total current liabilities	29,709	36,373
Other long-term liabilities	5,656	6,270

Total liabilities	35,365	42,643
Common stock	184,556	182,826
Retained earnings (deficit)	(134,751)	(118,096)
Accumulated other comprehensive loss	(3,286)	(2,071)

Total shareholders’ equity	46,519	62,659

	$81,884	$105,302

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Sept. 28, 2012	Sept. 30, 2011
Gross Profit:
GAAP Gross Profit	7,109	13,672

Share-based compensation	34	15

Total Non-GAAP adjustments	34	15

NON-GAAP GROSS PROFIT	7,143	13,687

NON-GAAP GROSS PROFIT PERCENTAGE	17.3%	26.8%

Research and Development:
GAAP Research and development expense	2,787	2,780

Share-based compensation	(45)	(53)

Total Non-GAAP adjustments	(45)	(53)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,742	2,727

Sales and Marketing:
GAAP Sales and marketing expense	5,180	7,040

Share-based compensation	(90)	(154)

Total Non-GAAP adjustments	(90)	(154)

NON-GAAP SALES AND MARKETING EXPENSE	5,090	6,886

General and Administrative:
GAAP General and administrative Expense	3,040	4,197
Share-based compensation	(370)	(455)

Total Non-GAAP adjustments	(370)	(455)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	2,670	3,742

Operating Expenses:
GAAP Total Operating Expenses	11,582	15,533
Share-based compensation	(505)	(662)
Amortization of intangible assets	(171)	(456)
Impairment and restructuring charges	(404)	(1,060)

Total Non-GAAP adjustments	(1,080)	(2,178)

NON-GAAP TOTAL OPERATING EXPENSES	10,502	13,355

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Sept. 28, 2012	Sept. 30, 2011
Income (Loss) from Operations:
GAAP income (loss) from operations	(4,473)	(1,861)
Share-based compensation	539	677
Amortization of intangible assets	171	456
Impairment and restructuring charges	404	1,060

Total Non-GAAP adjustments	1,114	2,193

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(3,359)	332

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(4,490)	(1,458)
Share-based compensation	539	677
Amortization of intangible assets	171	456
Impairment and restructuring charges	404	1,060
Foreign exchange, net	44	(496)

Total Non-GAAP adjustments	1,158	1,697

NON-GAAP INCOME (LOSS) BEFORE TAXES	(3,332)	239

Depreciation	383	560

NON-GAAP EBITDA	(2,949)	799

Net Income (Loss):
GAAP Net Income (loss)	(4,628)	(1,410)
Share-based compensation	539	677
Amortization of intangible assets	171	456
Impairment and restructuring charges	404	1,060
Foreign exchange, net	44	(496)
Income tax effect of reconciling items	1,388	(72)

Total Non-GAAP adjustments	2,546	1,625

NON-GAAP NET INCOME (LOSS)	(2,082)	215

GAAP weighted average shares outstanding—basic	20,258	19,594
NON-GAAP weighted average shares outstanding—diluted	20,258	19,979
GAAP Net Income (Loss) per share - basic	$(0.23)	$(0.07)
Non-GAAP adjustments detailed above	0.13	0.08
NON-GAAP NET INCOME PER SHARE (basic)	$(0.10)	$0.01
GAAP Net Income (Loss) per share - diluted	$(0.23)	$(0.07)
Non-GAAP adjustments detailed above	0.13	0.08
NON-GAAP NET INCOME PER SHARE (diluted)	$(0.10)	$0.01

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the twelve months ended
	Sept. 28, 2012	Sept. 30, 2011
Gross Profit:
GAAP Gross Profit	34,636	52,139

Share-based compensation	102	59

Total Non-GAAP adjustments	102	59

NON-GAAP GROSS PROFIT	34,738	52,198

NON-GAAP GROSS PROFIT PERCENTAGE	20.3%	28.0%

Research and Development:
GAAP Research and development expense	10,592	10,748

Share-based compensation	(144)	(212)

Total Non-GAAP adjustments	(144)	(212)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	10,448	10,536

Sales and Marketing:
GAAP Sales and marketing expense	24,842	25,929

Share-based compensation	(203)	(534)

Total Non-GAAP adjustments	(203)	(534)

NON-GAAP SALES AND MARKETING EXPENSE	24,639	25,395

General and Administrative:
GAAP General and administrative Expense	13,987	16,836
Share-based compensation	(1,155)	(1,458)

Total Non-GAAP adjustments	(1,155)	(1,458)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	12,832	15,378

Operating Expenses:
GAAP Total Operating Expenses	51,039	56,565
Share-based compensation	(1,502)	(2,204)
Amortization of intangible assets	(696)	(1,992)
Impairment and restructuring charges	(922)	(1,060)

Total Non-GAAP adjustments	(3,120)	(5,256)

NON-GAAP TOTAL OPERATING EXPENSES	47,919	51,309

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the twelve months ended
	Sept. 28, 2012	Sept. 30, 2011
Income (Loss) from Operations:
GAAP income (loss) from operations	(16,403)	(4,426)
Share-based compensation	1,604	2,263
Amortization of intangible assets	696	1,992
Impairment and restructuring charges	922	1,060

Total Non-GAAP adjustments	3,222	5,315

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(13,181)	889

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(15,440)	(4,608)
Share-based compensation	1,604	2,263
Amortization of intangible assets	696	1,992
Impairment and restructuring charges	922	1,060
Foreign exchange, net	(479)	334

Total Non-GAAP adjustments	2,743	5,649

NON-GAAP INCOME (LOSS) BEFORE TAXES	(12,697)	1,041

Depreciation	1,977	2,163

NON-GAAP EBITDA	(10,720)	3,204

Income (loss) from continuing operations:
GAAP net income (loss)	(16,182)	(4,706)
Share-based compensation	1,604	2,263
Amortization of intangible assets	696	1,992
Impairment and restructuring charges	922	1,060
Foreign exchange, net	(479)	334
Income tax effect of reconciling items	5,503	(7)

Total Non-GAAP adjustments	8,246	5,642

NON-GAAP NET INCOME (LOSS)	(7,936)	936

GAAP weighted average shares outstanding—basic	20,083	19,419
NON-GAAP weighted average shares outstanding—diluted	20,083	19,793
GAAP Net Income (Loss) per share - basic	$(0.81)	$(0.24)
Non-GAAP adjustments detailed above	0.41	0.29
NON-GAAP NET INCOME (LOSS) PER SHARE (basic)	$(0.40)	$0.05
GAAP Net Income (Loss) per share - diluted	$(0.81)	$(0.24)
Non-GAAP adjustments detailed above	$0.41	$0.29
NON-GAAP NET INCOME (LOSS) PER SHARE (diluted)	$(0.40)	$0.05